UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 21, 2011

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

Subsequent to the distribution of the Hardinge Inc. Proxy Statement for the 2011 Annual Meeting of Shareholders (the “Proxy Statement”), we received comments from a shareholder services company regarding certain terms of our 2011 Incentive Stock Plan (the “Plan”) described in Proposal 2 of the Proxy Statement.  Specifically, the shareholder services company recommended that the Company amend the definition of the term “change of control” under the Plan to reflect that a change of control would occur upon the consummation of a qualifying transaction, instead of upon shareholder approval of such a transaction.  Hardinge Inc.’s Board of Directors believes this change is in the best interests of the shareholders.  The shareholder services company also recommended that the Company revise the Plan to make clear that repricing of options and stock appreciation rights under the Plan without obtaining shareholder approval is prohibited.  The Company believes the Plan, as originally approved by Hardinge Inc.’s Board of Directors, prohibits repricing of options and stock appreciation rights without shareholder approval.  Nonetheless, the Board of Directors decided to clarify the repricing prohibition by adopting a provision suggested by the shareholder services company.

Accordingly, effective April 21, 2011, we amended Proposal 2.  Amendment No. 1 to our Proxy Statement reflecting the changes to Proposal 2 was filed on April 21, 2011 with the Securities and Exchange Commission and is filed as Exhibit 99.1 hereto.

Item 9.01               Financial Statements and Exhibits

99.1                                        Amendment No. 1 to 2011 Proxy Statement, dated April 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: April 21, 2011	By:	/S/ EDWARD J. GAIO
Edward J. Gaio
Vice President and Chief Financial Officer
(Principal Financial Officer)